BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 4th Extraordinary Board Of Directors' Meeting

Held on February 25, 2016

1.           Date, Time and Place: Held on February 25, 2016, at 18:00hs, at the office of BRF S.A. (“Company”) located at Rua Hungria, No. 1.400, 5th floor, in the City of São Paulo, State of São Paulo.

2.           Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

3.           Call of Meeting and Attendance: The call of meeting was duly made pursuant to the Company's Bylaws, with the majority of the members of the Board of Directors on duty attending: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos, Walter Fontana Filho and Henri Philippe Reichstul.

4.           Agenda: (i) appointment of the new Chief Financial and Investor Relations Officer of the Company; and (ii) ratification of the composition of the Board of Executive Officers of the Company.

5.           Resolutions: After the analysis and discussion of the agenda, considering the dismissal of Mr. Augusto Ribeiro Júnior from his position as Chief Financial and Investor Relations Officer of the Company, as well as of Mrs. Flávia Moyses Faugeres and of Mr. Roberto Banfi from their positions as Officers without specific designation of the Company, the members of the Board of Directors, by unanimous vote and without any restrictions, approved:

(i)      the appointment to the position of Chief Financial and Investor Relations Officer of the Company the current Officer of the Company, Mr. José Alexandre Carneiro Borges, Brazilian, married, economics, bearer of the identity card RG nº 08582389-6 IFP/RJ and registered with the CPF/MF nº 008.585.487-55, with professional address at Rua Hungria No. 1.400, 5th floor, in the City of São Paulo, State of São Paulo, with term until the Ordinary Shareholders Meeting that will resolve on the financial statements dated as of December 31, 2016. The Board decided that the positions occupied by the two other dismissed Officers shall remain vacant until new resolution.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 4th Extraordinary Board Of Directors' Meeting

Held on February 25, 2016

Mr. José Alexandre Carneiro Borges shall be vested in office as Chief Financial and Investor Relations Officer of the Company upon execution of: (i) the respective instrument of investiture, which will be properly registered in the corporate books of the Company, as provided in the article 149 of Law No. 6.404/76, as amended (“Law n. 6.404/76”); (ii) the statement mentioned in the Instruction No. 367, May 29, 2002, of the Securities Exchange Comission; and (iii) the term of consent to the New Market Regulation of BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros.

The appointed officer confirmed its statement, under the penalties of the law, that he is not prevented from exercising the activities he has been designated to, due to criminal conviction, to penalty that prevents his access to public office, or by bankruptcy crimes, prevarication, fixer or bribery, graft, embezzlement, or against the popular economy, against the national financial system, against antitrust regulations, against the consumer relations, public faith, or property.

(ii)      Pursuant to the above mentioned resolution, the Board of Executive Officers shall now be composed of the following members, all with term until the Ordinary Shareholders Meeting that will resolve on the financial statements dated as of December 31, 2016: (a) Pedro Andrade Faria - Chief Executive Officer; (b) José Alexandre Carneiro Borges - Chief Financial and Investor Relations Officer; (c) Gilberto Antonio Orsato - Officer; (d) Hélio Rubens Mendes dos Santos Júnior - Officer; (e) José Roberto Pernomian Rodrigues - Officer; (f) Rodrigo Reghini Vieira - Officer; and (g) Simon Cheng - Officer.

The members of the Board of Directors expressed their vote of gratefulness for the dedication of the Officers who leave the Company in the exercise of their functions, contributing to the development of the Company.

6.           Approval and Execution of the Minutes: Having nothing further to discuss, the Chairman closed the meeting by recording these minutes as a summary, which were read, found to be compliant and signed by all members.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 4th Extraordinary Board Of Directors' Meeting

Held on February 25, 2016

Board:

Abilio dos Santos Diniz Presidente	Larissa Brack Secretária

Members of the Board of Directors:

Abilio dos Santos Diniz	Henri Philippe Reichstul

José Carlos Reis de Magalhães Neto	Luiz Fernando Furlan

Manoel Cordeiro Silva Filho	Paulo Guilherme Farah Correa

Renato Proença Lopes	Walter Fontana Filho

Vicente Falconi Campos